WESTERBEKE CORPORATION

                                   BY-LAWS

                                  ARTICLE I

                                   Offices
                                   -------

      The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

      The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                                 ARTICLE II

                                    Books
                                    -----

      The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                 ARTICLE III

                                Stockholders
                                ------------

      Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, on the first Monday of March in each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, at 10:00 o'clock in the forenoon, or on such other day as shall be determined by the Board of Directors.

Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

      Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board and/or President, or, with the prior approval of the Board of Directors, by the holders of a majority of the outstanding shares of capital stock of the Corporation, the holders of which are entitled to vote on matters that are to be voted on at such meeting. The holders of a majority of the outstanding shares of capital stock of the Corporation desiring to seek the approval of the Board of Directors to call a special meeting of the stockholders shall deliver a request for such approval to the Board of Directors at least thirty (30) days prior to the date of the proposed special meeting. Such request shall specify the purpose of the proposed special meeting and the date on which its is proposed to be held and shall be signed by the holders of a majority of the outstanding shares of capital stock of the Corporation. The Board of Directors may approve or disapprove the proposed special meeting of stockholders in its sole discretion and no such meeting shall be called or held unless and until the Board of Directors expressly approves in writing the calling of a special meeting of stockholders in response to a request therefor, submitted in accordance with these By-Laws. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

      Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

      Section 3. List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten
(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 4. Quorum. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 5. Organization. The Chairman of the Board of Directors, or in his absence the President, or in the absence of the President, any Executive Vice President, or in the absence of any Executive Vice President, any Senior Vice President, or in the absence of any Senior Vice President, any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, all of the Executive Vice Presidents, all of the Senior Vice Presidents and all of the Vice Presidents.

      The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

      Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. If the Certificate of Incorporation provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these By-Laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

      The vote on all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any stockholder.

      When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such provision shall govern and control the decision of such question.

      Section 7. Consent. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

      Section 8. Judges. At every meeting of the stockholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by, two
(2) judges. Said judges shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, by the presiding officer of the meeting. If for any reason any of the judges previously appointed shall fail to attend or refuse or be unable to serve, judges in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner.

                                 ARTICLE IV

                                  Directors
                                  ---------

      Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than eight (8). Within such limits, the number of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the total number of directors of the Board of Directors so fixed in the By-laws, and, except as otherwise provided by statute, the case of any increase in the number of directors fixed in the By-laws, such increase shall be apportioned among the classes of directors so as to maintain each class as near as possible to one-third of the total number of directors as so increased. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term for members of the second class shall expire at the annual meeting of stockholders one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial term, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years.

      In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation as are not by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

      Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office or by a sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by the stockholders of the Corporation at a meeting of stockholders called for the purpose. Directors chosen or elected as aforesaid shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified.

      Section 3. Removals. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting may remove from office, with or without cause, any or all of the Directors.

      Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board and/or the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

      Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

      Section 7. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same at least forty-eight (48) hours, or by telegraphing the same at least twelve
(12) hours, before the time fixed for the meeting. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

      Section 8. Quorum. At all meetings of the Board of Directors, the presence of one-third or more of the Directors constituting the entire Board shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

      Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

      Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 12. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board and/or President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

      Section 13. Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, from time to time designate one (1) or more of its members to constitute committees of the Board of Directors, which committees shall each have such powers and duties as the Board of Directors may determine and specify in the respective resolutions effecting such designations. The Board of Directors may, with respect to any committee created pursuant to this Section 13, change members of such committees, fill vacancies thereon and discharge such committee or remove any member thereof.

      Section 14. Meetings of Committees. Regular meetings of any committee of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of such committee. Special meetings of any committee of the Board of Directors may be called by any member thereof on notice given to each other member, and such meetings may be held at such place or places, either within or without the State of Delaware, as may be specified in the notice thereof.

      Section 15. Notice. Written or oral notice of any meeting of any committee of the Board of Directors requiring notice shall be given to each member thereof not later than the close of business on the day next preceding the date of such meeting, but at any meeting at which all members shall be present, or with respect to which all members not present shall waive notice in writing, any and all business may be transacted even though no notice shall have been given.

      Section 16. Quorum. Unless otherwise specified in the resolutions creating such committee, at any meeting of a committee of the Board of Directors the presence of one-third or more of the Directors serving on such committee shall constitute a quorum for the transaction of business and the affirmative vote of a majority of Directors present at the time of vote shall be the act of the committee if a quorum is present.

      Section 17. Consent and Telephone Meetings. Unless otherwise restructed by the Certificate of Incorporation or these By-Laws, any action permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee. The members of any committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a committee meeting pursuant to this Section 17 shall constitute presence in person at such committee meeting.

                                  ARTICLE V

                                  Officers
                                  --------

      Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller and may at the discretion of the Board of Directors include one or more Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.

      Section 2. Chairman of the Board. The Chairman of the Board shall be a Director, and shall be the chief executive officer of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried out. He shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these By-Laws. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

      Section 3. President. The President shall be a Director, and shall be the chief operating officer of the Corporation, and, in addition, shall perform such duties as the Board of Directors shall require. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, during the absence or incapacity of the Chairman of the Board, assume and perform his duties.

      Section 4. Executive Vice Presidents. The Executive Vice Presidents shall perform such duties as the Board of Directors, the Chairman of the Board and/or the President may require, or as may be provided in these By-Laws. Any Executive Vice President shall, during the absence or incapacity of the President, assume and perform his duties.

      Section 5. Senior Vice Presidents. The Senior Vice Presidents shall perform such duties as the Board of Directors, the Chairman of the Board and/or the President may require, or as may be provided in these By-Laws. Any Senior Vice President shall, during the absence or incapacity of any Executive Vice President, assume and perform his duties.

      Section 6. Vice Presidents. The Vice Presidents shall perform such duties as the Chairman of the Board and/or President or the Board of Directors shall require, or as may be provided in these By-Laws. Any Vice President shall, during the absence or incapacity of any Senior Vice President, assume and perform his duties.

      Section 7. Secretary. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he shall keep such stock and transfer books open daily during business hours to the inspection of every stockholder and for transfer of stock. He shall notify the Directors and stockholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him from time to time by the Board of Directors.

      Section 8. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

      Section 9. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock.
He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the Chairman of the Board, the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

      Section 10. Controller. The Controller shall be chief accounting officer, reporting to the chief financial officer.

      Section 11. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

      Section 12. Treasurer's Bond. The Treasurer, Controller and Assistant Treasurers shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.

      Section 13. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of Delaware.

      Section 14. Vacancies. If the office of Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, Secretary, Treasurer or Controller or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

      Section 15. Removals. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

      Section 16. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

      Section 17. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board and/or President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                 ARTICLE VI

                         Contracts, Checks and Notes
                         ---------------------------

      Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President.

      Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                 ARTICLE VII

                                    Stock
                                    -----

      Section 1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board and/or the President, an Executive Vice President, a Senior Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

      Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

      Section 2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                ARTICLE VIII

                           Registered Stockholders
                           -----------------------

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                 ARTICLE IX

                              Lost Certificates
                              -----------------

      Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                                  ARTICLE X

                            Fixing of Record Date
                            ---------------------

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                 ARTICLE XI

                                  Dividends
                                  ---------

      Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

      Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE XII

                              Waiver of Notice
                              ----------------

Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

                                ARTICLE XIII

                                    Seal
                                    ----

      The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

                                 ARTICLE XIV

                                 Amendments
                                 ----------

      Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal of the By-Laws or of adoption of new By-Laws be contained in the notice of such special meeting.